Exhibit 23

                               ARMANDO C. IBARRA
                           CERTIFIED PUBLIC ACCOUNTANT
                           A PROFESSIONAL CORPORATION

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997

March 15, 2004

Securities and Exchange Commission
Washington, D.C. 20549
MidNet, Inc. SB-2; SEC File # 0-32199


To Whom It May Concern:

We hereby consent to the use in the Registration Statement on Form SB-2 for MidNet, Inc. (SEC file # 0-32199), of our report dated January 28, 2004, relating to the December 31, 2001, 2002 and 2003 financial statements, which appears in such Registration Statement.

Sincerely,

/s/ Armando C. Ibarra
----------------------------
Armando C. Ibarra, CPA-APC